Exhibit 4.1

INTERACTIVE DATA

14 Wall Street

New York, N.Y. 10005

Telephone 212-285-0700

January 23, 2001

Merrill Lynch Pierce Fenner & Smith Incorporated Dean Witter Reynolds Inc. Defined Asset Funds P.O. Box 9051 Princeton, NJ 08543-9051
The Bank of New York Unit Investment Trust Division P.O. Box 974 - Wall Street Station New York, NY 10268-0974

Re: Equity Investor Fund, Baby Boom Economy Portfolio 2001 Growth & Income Series J, Defined Asset Funds (A Unit Investment Trust) Units of Fractional Undivided Interest—Registered Under the Securities Act of 1933, File No. 333-53478

Gentlemen:

We have examined the Registration Statement for the above captioned fund.

We hereby consent to the evaluations of the Obligations prepared by us which are referred to in such Prospectus and Registration Statement.

You are hereby authorized to file a copy of this letter with the Securities and Exchange Commission.

                          Sincerely,

                          JAMES PERRY
                          Vice President